As  filed  with  the  Securities and Exchange Commission on September 13, 2000
                                                Registration  No.  333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                --------------

                                    SBE, INC.
             (Exact name of registrant as specified in its charter)
                                --------------

             DELAWARE                                  94-1517641
     -------------------------           --------------------------------------
     (State  of  Incorporation)          (I.R.S.  Employer  Identification  No.)


                             4550 NORRIS CANYON ROAD
                              SAN RAMON, CA  94583
                    (Address of principal executive offices)


           LAN MEDIA CORPORATION 1998 STOCK OPTION/STOCK ISSUANCE PLAN
                            (Full title of the plans)


                                 TIMOTHY J. REPP
                             CHIEF FINANCIAL OFFICER
                                    SBE, INC.
                             4550 NORRIS CANYON ROAD
                               SAN RAMON, CA 94583
                                 (925) 355-2000

  (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  -------------

                                   Copies to:
                          CHRISTOPHER A. WESTOVER, ESQ.
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                         SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 693-2000
                                  -------------
                                                         Exhibit Index at Page 6

                                        CALCULATION OF REGISTRATION FEE
==================================================================================================================
   TITLE OF                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM
SECURITIES TO BE           AMOUNT TO BE      OFFERING PRICE PER          AGGREGATE             AMOUNT OF
   REGISTERED               REGISTERED            SHARE (1)          OFFERING PRICE (1)     REGISTRATION FEE
------------------------  ---------------    ------------------     -------------------    ------------------
Stock Options and Common   108,956 shares     $           14.81      $        1,613,638     $          323.00
Stock (par value $.001)
==================================================================================================================

(1)     Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c)
        and (h)(1) under  the  Securities  Act of 1933,  as amended (the "Act"). The offering price per share and aggregate  offering  price  are  based  upon  the  weighted  average exercise price for shares subject to outstanding options granted under the LAN Media Corporation 1998 Stock Option/Stock Issuance plan.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents filed by SBE, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1999, filed with the Commission on January 31, 2000.

     (b) The Company's quarterly reports on Form 10-Q for the quarters ended January 31, 2000, and April 30, 2000, filed with the Commission on March 10, 2000, and June 14, 2000, respectively.

     (c) The Company's Current Report on Form 8-K filed with the Commission on July 28, 2000.

     (d) The description of the Company's Common Stock set forth in a registration statement filed under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company reincorporated in Delaware on December 15, 1997 and thus adopted new By-Laws and entered into new indemnification agreements with its officers and directors as more specifically described below. As permitted by
Section 145 of the Delaware General Corporation Law, the By-Laws of the Company provide that (i) the Company is required to indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law, (ii) the Company may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law, (iii) the Company is required to advance all expenses incurred by its directors and executive officers in connection with certain legal proceedings (subject to certain exceptions), (iv) the rights conferred in the By-Laws are not exclusive, (v) the Company is authorized to enter into indemnification agreements with its directors, officers, employees and agents and (vi) the Company may not retroactively amend the By-Laws provisions relating to Indemnity.

     The Company has entered into agreements with its directors and executive officers that require the Company to indemnify such persons against expenses, judgements, fines, settlements and other amounts that such person becomes legally obligated to pay (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director of or officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

                                    EXHIBITS

EXHIBIT
NUMBER
-------
5        Opinion  of  Cooley  Godward  LLP

23.1     Consent  of  PricewaterhouseCoopers  LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

24.1     Power  of  Attorney  is  contained  on  the  signature  page

99.1     LAN  Media  Corporation  1998  Stock  Option/Stock  Issuance  Plan



                                  UNDERTAKINGS

1.     The  undersigned  registrant  hereby  undertakes:

       (a)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ( 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

       (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San San Ramon, State of California, on September 13, 2000.


                                           SBE,  INC.


                                          By:/s/ Timothy J. Repp
                                                 Timothy J. Repp

                                          Title: Vice President, Finance, Chief
                                                 Financial Officer and Secretary



                                POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William B. Heye and Timothy J. Repp, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                     TITLE                            DATE


__/s/ William B. Heye, Jr.    President and Chief Executive   September 13, 2000
William B. Heye, Jr.          Officer (Principal Executive
                              Officer)


  /s/ Timothy J. Repp         Vice President, Finance, Chief  September 13, 2000
Timothy J. Repp               Financial Officer and Secretary
                              Principal Financial Officer and
                              Accounting Officer)


  /s/ Raimon L. Conlisk       Director , Chairman of the      September 13, 2000
Raimon L. Conlisk             Board


  /s/ Ronald J. Ritchie       Director                        September 13, 2000
Ronald J. Ritchie


  /s/ Randall L-W. Caudill    Director                        September 13, 2000
Randall L-W. Caudill

                                  EXHIBIT INDEX


EXHIBIT
NUMBER     DESCRIPTION                                   SEQUENTIAL PAGE NUMBERS

5          Opinion of Cooley Godward  LLP                                      7

23.1       Consent of PricewaterhouseCoopers  LLP                              8

23.2       Consent of Cooley Godward LLP is contained in Exhibit 5 to this
           Registration Statement                                              7

24.1       Power of Attorney is contained on the signature page                5

99.1       LAN Media Corporation 1998 Stock Option/Stock Issuance Plan         9